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EXHIBIT 21

                    THE WALT DISNEY COMPANY AND SUBSIDIARIES

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
Name of subsidiary                     State  of Incorporation
------------------                     -----------------------
ABC, Inc.                                    New York
ABC Holding Company Inc.                     Delaware
American Broadcasting Companies, Inc.        Delaware
Buena Vista Home Video, Inc.                 California
Buena Vista International, Inc.              California
Buena Vista Television                       California
Disney Enterprises, Inc.                     Delaware
Disney Magic Corporation                     Delaware
Disney Wonder Corporation                    Delaware
Lake Buena Vista Communities, Inc.           Delaware
MDMP Corporation                             Delaware
Miramax Film Corp.                           New York
The Disney Channel                           California
The Disney Store, Inc.                       California
Walt Disney Pictures and Television          California
Walt Disney World Co.                        Delaware
WCO Parent Corporation                       Delaware
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